                                                                    Exhibit 23.3

                              William C. Jennings
                                317 Elm Street
                             New Canaan, CT 06840
                                (203) 566-5194






                                                March 31, 1999


Mr. Chris Sugden
Chief Financial Officer
Princeton eCom Corporation



Dear Mr. Sugden:

By this letter I give my consent to the inclusion of my name as future director of Princeton eCom in its S-1 Registration Statement.



                                                /s/ William C. Jennings
                                                -------------------------------
                                                William C. Jennings